Structured Asset Trust Unit Repackagings (Saturns)
Goldman Sachs Capital I Capital Security Backed
Series 2004-4
80411Y209
80411YAA8
Distribution Date August 15, 2012
U.S. Bank National Association, as Trustee for the Trust, hereby gives notice with respect to the Distribution Date as follows:
The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, is as set forth below:
Beginning Principal
Principal
Payment
Ending Principal
Amount
Fixed Rate
Accrual
Days
Day Count
Fixed Interest
Amount Due
Aggregate
Interest Due
and Unpaid
Total
Distribution
$ 81,000,000.00 $0.00 $ 81,000,000.00 6.000% 180 30/360 $ 2,430,000.00
$0.00
$ 2,430,000.00
$ 3,615,000.00 $0.00 $ 3,615,000.00
$37.13/unit n/a
n/a $ 134,225.00
$0.00
$ 134,225.00
Additional Information
$2,000.00
$3,500.00
Underlying Security Goldman Sachs Group Inc 6.345% Cap I due Feb 15, 2034
15th of Feb/Aug or NBD
Cusip
38143VAA7
$81,000,000.00
6.34500%
$2,569,725.00
CUSIP Moody's S & P Moody's Date S & P Date
80411Y209 A1 A- Baa3 22-Jun-12 BB+ 16-Dec-11
80411YAA8
A1 A- Baa3 22-Jun-12 BB+ 16-Dec-11
Underlying Security
A1 A- Baa3 21-Jun-12 BB+ 29-Nov-11
*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness.
It is included for the convenience of the Holders.
Trustee Fees
CLASS A CUSIP NO.
CLASS B CUSIP NO.
Current Ratings
Expense Account Deposit
Original Ratings
To the Holders of:
Payment Dates
Current Principal Balance
Annual Coupon Rate (Fixed)
Interest Payment Received
The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, is as set forth below: